EXHIBIT 99.1


                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                              1810 NE 144TH STREET
                              NORTH MIAMI, FL 33181
                              PHONE: (305) 944-7710
                            FACSIMILE: (305) 652-8489




                                                         December 31, 1998


TO OUR STOCKHOLDERS:


We are writing to advise you about the Company's activities, and to discuss with you how we have been handling the significant issues which the Company has recently faced.

As you are aware, the Company has operations in the United States, Germany, Norway and Sweden. We also sell our products through exclusive distributors in Russia and the Ukraine (as described below, the Company has acquired its Ukrainian distributor effective October 30, 1998). While our operations continue to grow, a serious problem has arisen in Russia, which has had an adverse impact on the Company.

In the summer of 1998, it became clear to us that the Russian economy was in substantial trouble. This caused two problems to occur. First, it made our products very expensive to sell in Russia. Second, it became impossible for our Russian distributor to make payments to us for the amounts which they owed to us.

As a result of these factors, we have ceased shipping products to our Russian distributor. We have also written down both the accounts receivable due to the Company from our Russian distributor, as well as the value of certain inventory which the Company has been holding to sell to its Russian distributor. This one-time charge of $2.1 million severely impacted operating results for the three and nine-month periods ended September 30, 1998, and will adversely impact our operating results for the 1998 fiscal year. We are, of course, working closely with our Russian distributor and if and when the Russian economy recovers, we hope to be able to again do business with our Russian distributor and to recover some of this one-time charge. Until then we will be working with our Russian distributor on a prepaid basis.

We are presently taking steps to both increase our sales and to reduce our costs. On the sales front, we are working hard to replace the revenues which we had previously received from sales to our Russian distributor (which accounted for approximately 15% of our 1997 sales). In that regard, we

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To Our Stockholders
December 31, 1998
Page 6


are refocusing our sales efforts both in the United States and in Western Europe. While the steps we are taking will not overcome the impact of the loss of sales to our Russian distributor overnight, we believe that over the next few months we will see increases in our sales which will make up for the sales we have lost.

We are also working hard to reduce our costs wherever possible, without sacrificing our ability to service our existing and future customers. We have already made selected reductions in our work force. We also intend to close one of our bonded warehouses in Western Europe and to, on a number of fronts, reduce our other operating costs. We believe that by taking these steps we can return our Company to profitability sometime during the first half of 1999.

We are also pleased to advise you that the Company acquired its Ukrainian distributor on October 30, 1998 for a purchase price amount equal to the amount which our Ukrainian distributor owed to the Company at that date (approximately $1,050,000). While the Ukrainian economy has been impacted by many of the same problems currently being experienced in Russia, such problems have not been as severe in the Ukraine. Further, while in the short term this acquisition will not add significantly to our operating revenues, we believe that this acquisition allows us to control our future growth in the Ukrainian market, which we view as a market with significant potential for future growth.

We remain very optimistic about the Company and about its future potential to grow and flourish. While we have gone through some trying times, we continue to believe that the Company has a strong future. We are working hard to make the Company an industry leader in the connectivity and networking industries.

If we can be of assistance, we hope you will call upon us.



/s/ Slav Stein, President


SAFE HARBOR DISCLOSURE UNDER THE 1995 SECURITIES LITIGATION REFORM ACT. THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED HEREIN. FOR INFORMATION REGARDING FACTORS WHICH COULD IMPACT THE COMPANY'S FUTURE PERFORMANCE, SEE THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.